UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 6, 2012

TARGETED MEDICAL PHARMA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-53071	20-5863618
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2980 BEVERLY GLEN CIRCLE, SUITE 301

LOS ANGELES, CA 90077

(Address of principal executive offices)

(310) 474-9808

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 6, 2012, the Board of Directors of Targeted Medical Pharma, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws. The purpose of the amendment was to remove references to the classification of the Company’s Board of Directors as a result of the approval of the Charter Amendment Proposal (as defined below). A copy of Amendment No. 1 to the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 6, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Meeting”) in Los Angeles, California for the purposes of (i) approving an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation in order to declassify the board of directors (the “Charter Amendment Proposal”) and (ii) electing two directors to serve on the Board of Directors of the Company for a term of one year.

 Below are the voting results for the matters submitted to a vote of the Company’s stockholders at the Meeting:

(i)	Approval of the Charter Amendment Proposal: The Charter Amendment Proposal was approved with 15,751,884 votes in favor, and no votes against and no votes abstained. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

(i)	Election of two Directors: All nominees were elected as Directors with the following vote:

Nominee	For	Withheld
Kim Giffoni	15,751,884	0
Kerry Weems	15,751,884	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation

3.2	Amendment No. 1 to Amended and Restated Bylaws of Targeted Medical Pharma, Inc.

99.1	Press Release, dated August 7, 2012, announcing the election of Mr. Weems

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2012

TARGETED MEDICAL PHARMA, INC.

By:	/s/ William E. Shell
Name: William E. Shell, MD
Title: Chief Executive Officer

Exhibit Index

3.1	Second Amended and Restated Certificate of Incorporation

3.2	Amendment No. 1 to Amended and Restated Bylaws of Targeted Medical Pharma, Inc.

99.1	Press Release, dated August 7, 2012, announcing the election of Mr. Weems